Exhibit 1

                             JOINT FILING STATEMENT

                     STATEMENT PURSUANT TO RULE 13d-1 (k)(1)


     The undersigned parties hereby consent and agree to file a joint statement on Schedule 13D under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of MEADOW VALLEY CORPORATION beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(iii) as an exhibit to such Schedule 13D, thereby incorporating the same into such Schedule 13D.



January 2, 2001                         /s/ Greg J. Paulk
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Date                                    Greg J. Paulk

January 2, 2001                         /s/ Ryan Joey Paulk
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Date                                    Ryan Joey Paulk, Trustee of the
                                        Ryan Joey Paulk Trust dated 10/22/97

January 2, 2001                         /s/ Brady Stevens
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Date                                    Brady Stevens, Trustee of the
                                        Brady Stevens Trust dated 10/22/97

January 2, 2001                         /s/ Robert Andrews
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Date                                    Robert Andrews